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                                                                   EXHIBIT 10.29

STATE OF NORTH CAROLINA
                                            FOURTH MODIFIED REDEMPTION AGREEMENT

COUNTY OF MECKLENBURG

     THIS FOURTH MODIFIED REDEMPTION AGREEMENT is dated September 14, 1994, by and between ROBERT S. SPEIZMAN (the "Stockholder") and SPEIZMAN INDUSTRIES, INC. (the "Company").

                                   WITNESSETH:

     The parties hereto have previously entered into a Redemption Agreement dated May 31, 1974, that was mutually terminated by Agreement dated March 6, 1980, reinstated and modified by Modified Agreement dated April 14, 1987 and thereafter further modified by a Second Modified Redemption Agreement dated September 30, 1991, and by a Third Modified Redemption Agreement dated July 14, 1993 (all collectively known as the "Redemption Agreement"); and

     The parties desire to further modify the Redemption Agreement in certain respects, mainly to reduce the amount to be set aside for the costs of transition and management upon the death of the Stockholder, to remove surplus language, and to restate the Agreement in its entirety, to enhance its readability;

     NOW, THEREFORE, the restated Agreement reads as follows:

     WHEREAS, the Stockholder owns a substantial portion of the outstanding common stock of the Company; and

     WHEREAS, the Stockholder desires assurance that if he should pass away his Estate will have sufficient funds to pay estate and inheritance taxes and expenses incident to the transfer of his Estate; and

     WHEREAS, it is in the interest of the Company and its stockholders that arrangements be made for redemption of all or a portion of the common stock of Stockholder in the event of his decease; and

     WHEREAS, the Company has secured ordinary life insurance policies on the life of the Stockholder in the principal sum of $1,150,000, the proceeds of which are payable to the Company;

     It is therefore agreed:

     1. Purchase of Securities. Upon the decease of the Stockholder, the Company, upon written demand made by the legal representatives of the Estate of the Stockholder at any time within two (2) years after decease, will purchase all or a portion of the common stock of the Company owned by the Stockholder on the date of his death (the common stock being hereinafter referred to as the Securities) in accordance with the terms and conditions hereinafter set forth.

     2. Purchase Price. The "purchase price" for each share of common stock sold hereunder shall be equal to the fair market value per share less a discount of 5% from said fair market value. Said purchase price shall be determined as of the date the option granted the legal representatives of the Estate of the Stockholder is exercised by written notice to the Company under paragraph 1 hereof. For the purpose hereof, the term "fair market value" per share shall mean the last sale price in the over-the-counter market reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the last sale price reported on the NASDAQ National Market System on such date, whichever is applicable, or, if no sale of the common stock takes place on such date, the

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average of the closing high bid and low asked price in the over-the-counter market reported on NASDAQ on such date or the average of such prices reported on the NASDAQ National Market System on such date, whichever is applicable. If there is no such last sale price or closing high bid and low asked prices reported on such date, then the fair market value per share shall be determined by the Board of Directors in accordance with the regulations promulgated under
Section 2031 of the Internal Revenue Code of 1986, as amended, or by any appropriate method selected by the Board of Directors. However, notwithstanding any provision of this agreement to the contrary, in no event shall the total purchase price to be received by the Estate of the Stockholder exceed the proceeds of life insurance, including double indemnity in the event of accidental death, paid to the Company by reason of the Stockholder's death under the policy or policies carried by the Company on the life of the Stockholder under paragraph 3 hereof.

     3. Insurance. The Company will, from the date of this agreement to the date of Stockholder's death, except and to the extent otherwise consented to or agreed to by Stockholder, maintain in effect at all times the $1,150,000 of life insurance for its benefit now carried on the life of the Stockholder to provide to the Company.

         A. Description of Policies. Notwithstanding any provision of this Redemption Agreement to the contrary, the Stockholder and the Company hereby agree that the $1,150,000 of life insurance maintained by the Company under paragraph 3 hereof consists of Crown Life Insurance Company Policy No. 1983893 in the amount of $400,000 and Sun Life Assurance Company of Canada Policy No. UB8126194R in the amount of $750,000. All references in the Redemption Agreement or any exhibit thereto to Phoenix Mutual Life Insurance Co. Policy No. 2060237 in the amount of $1,150,000 and Sun Life Assurance Company of Canada Policy No. UB8126193V in the amount of $2,000,000 are hereby deleted.

     4. Priority for Application of Insurance Proceeds. The obligation of the Company hereunder is subject to the following payments which will be the priority for disbursement of the proceeds of the policies owned by the Company on the life of the Stockholder:

         A.  To repay policy loans.

         B. To the extent possible, to use the balance of such insurance proceeds to redeem the stock of the Stockholder.

     5. Limitations on Obligation of Company. The fulfillment of the obligations of the Company herein is subject to the compliance with the statutes of the state of incorporation of the Company, and the Company agrees to take all appropriate steps to comply with applicable statutes.

     6. Closing. Upon receipt by the Company of a written demand by the legal representatives of the Estate of the Stockholder that the Company purchase the Securities, the Company shall notify the legal representatives that such purchase and sale of the Securities shall take place at a specified time and place within 60 days after its receipt of such written demand at the principal office of the Company and the legal representatives. At the closing of the purchase and sale of the Securities, upon delivery to the Stockholder of the Securities to be redeemed in proper form free and clear of all encumbrances, and duly endorsed for transfer to the Company, the Company shall deliver to the representatives the purchase price of such securities.

     7. Notices. All notices and demands under this Agreement shall be in writing, and if to the Company will be duly given if delivered by hand to an officer, or if addressed and mailed by Certified Mail, return receipt requested, to the Company at 508 West 5/th/ Street, Charlotte, North Carolina 28202, or

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at such other address as the Company may hereafter designate by notice, or, if to the Stockholder, will be duly given if delivery by hand by an officer of the Company, or if addressed and mailed, by Certified Mail, return receipt requested, to the Stockholder or to his legal representative at 8347 Providence Road, Charlotte, North Carolina 28277, or at such other address as may appear as the home address of the Stockholder in the records of the Company.

     8. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors, and assigns, including but not limited to any corporation or entity which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged. This Agreement shall inure to the benefit of and be binding upon the Stockholder, his executors and administrators, but may not be assigned by the Stockholder except to his executors and administrators.

     9. Entire Agreement. This instrument contains the entire agreement of the parties. It may not be amended or terminated orally, but may be amended only by an agreement in writing signed by the parties. This Agreement will be governed by the laws of the state of incorporation of the Company.

     IN WITNESS WHEREOF, the parties have executed this agreement pursuant to authority duly given, this 14/th/ day of September, 1994.


                                      SPEIZMAN INDUSTRIES, INC.

[CORPORATE SEAL]                      By: /s/ Robert S. Speizman
                                          -------------------------------
                                          President

ATTEST:

/s/ Josef Sklut                       /s/ Robert S. Speizman       [SEAL]
------------------------------        -----------------------------
Secretary                             Robert S. Speizman

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STATE OF NORTH CAROLINA
                                             FIFTH MODIFIED REDEMPTION AGREEMENT

COUNTY OF MECKLENBURG

     THIS FIFTH MODIFIED REDEMPTION AGREEMENT is dated September 26, 1995, by and between ROBERT S. SPEIZMAN (the "Stockholder") and SPEIZMAN INDUSTRIES, INC. (the "Company").

                                   WITNESSETH:

     The parties hereto have previously entered into a Redemption Agreement dated May 31, 1974, that was mutually terminated by Agreement dated March 6, 1980, reinstated and modified by Modified Agreement dated April 14, 1987 and thereafter further modified by a Second Modified Redemption Agreement dated September 30, 1991,by a Third Modified Redemption Agreement dated July 14, 1993, and by a Fourth Modified Redemption Agreement dated September 14, 1994 (all collectively known as the "Redemption Agreement"); and

     The parties desire to further modify the Redemption Agreement in certain respects, to limit the amount of stock that will be redeemed from the Stockholder's estate.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Paragraph 4-B of the Redemption Agreement is hereby amended to read as follows:

          B. To the extent possible, to use the balance of such insurance proceeds to redeem the stock of the Stockholder; however, in no case will the stock redeemed exceed an amount that will reduce the Stockholder's estate's percentage of the outstanding stock of the Company to less than sixteen percent (16%).

     2. Except as modified herein, the Redemption Agreement will not otherwise be affected by this Fifth Modification Agreement and the terms thereof will remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this agreement the date and year first set forth above.


                                         SPEIZMAN INDUSTRIES, INC.

[CORPORATE SEAL]                         By: /s/ Robert S. Speizman
                                             ---------------------------
                                             President

ATTEST:

/s/ Josef Sklut                          /s/ Robert S. Speizman       [SEAL]
-----------------------------------      -----------------------------
Secretary                                Robert S. Speizman